UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 27, 2006

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-32970	ALBERTO-CULVER COMPANY (a Delaware corporation) 2525 Armitage Avenue Melrose Park, Illinois 60160 (708) 450-3000	20-5196741

1-5050	NEW ALBERTO-CULVER LLC (a Delaware corporation) 2525 Armitage Avenue Melrose Park, Illinois 60160 (708) 450-3000	20-5748577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Cost Associated With Exit or Disposal Activities.

On November 27, 2006, Alberto-Culver Company committed to a plan to terminate employees as part of a reorganization following its recent separation from Sally Beauty Holdings, Inc. into a separate, publicly-traded company. The company issued a press release on December 1, 2006, which is included in this Form 8-K as Exhibit 99.1, describing the reorganization.

As part of the reorganization, the company’s worldwide workforce of approximately 3,800 will be reduced by approximately 90. All personnel impacted by the changes have been notified and the company expects this reorganization and the financial charges related to it will be substantially completed by the end of the fiscal year 2007 second quarter. The company expects to take restructuring charges of approximately $13 million and $3 million in its fiscal year 2007 first and second quarters, respectively, related to the reorganization primarily for severance benefits for the affected employees.

The expected restructuring charges are in addition to other first quarter charges related to the separation transaction that the company had previously announced including lump sum payments totaling approximately $14 million to its former president and chief executive officer and the former chairman of Sally Beauty and a non-cash charge of approximately $18 million for the acceleration of stock options and restricted stock as of the closing date of the separation transaction. A portion of these previously disclosed charges, along with expenses incurred in connection with the separation transaction, will be included in discontinued operations in Alberto-Culver’s fiscal year 2007 statement of earnings.

The company also announced that it plans to sell its corporate airplane in early 2007 and that it expects to close its manufacturing facility in Dallas, Texas by the end of 2007.

Item 5.02. Departure of Directors or Principal Officers.

On November 27, 2006, A.G. Atwater, Jr. announced his intention to retire from the Board of Directors of Alberto-Culver Company effective December 1, 2006. Mr. Atwater has served as a director of Alberto-Culver Company since July, 2006 and as a director of New Alberto-Culver LLC (which was formerly a Delaware corporation known as Alberto-Culver Company) since 1995.

In connection with his retirement from the Board of Directors of Alberto-Culver Company, Mr. Atwater will also be retiring from the Board of Directors of New Alberto-Culver LLC effective December 1, 2006.

Mr. Atwater’s retirement is not the result of any disagreements between Mr. Atwater and either of the companies or any of their respective subsidiaries.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated as of December 1, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBERTO-CULVER COMPANY
NEW ALBERTO-CULVER LLC

By:	/s/ William J. Cernugel
Name:	William J. Cernugel
Title:	Senior Vice President and Chief Financial Officer

Date: December 1, 2006

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated as of December 1, 2006

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